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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 4, 2005

                               ACTIVE POWER, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    000-30939
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                            (Commission File Number)

                   Delaware                              74-2961657
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(State of Other Jurisdiction of Incorporation)         (IRS Employer
                                                    Identification No.)

2128 W. Braker Lane, BK12, Austin, Texas                   78758
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 (Address of Principal Executive Offices)               (Zip Code)

                                 (512) 836-6464
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              (Registrant's Telephone Number, Including Area Code)

                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

     Indicate by check mark whether the registrant is a shell company (as
defined in Rule 12b-2 of the Exchange Act).     [ ] Yes     [X] No

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     In connection with our promotion of Jim Clishem to the position of President and Chief Operating Officer of Active Power, as described in Item 5.02 of this Current Report on Form 8-K, Active Power entered into a letter agreement with Mr. Clishem relating to the terms of his employment. The letter agreement is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference and the terms thereof are described in Item 5.02 of this Form 8-K.

     On November 7, 2005, we entered into a letter agreement with Sriram Sivaram, our Vice President of Sales and Marketing, pursuant to which we agreed to pay Mr. Sivaram a severance payment in the event he is terminated other than for cause prior to November 7, 2006 pursuant to which we would pay Mr. Sivaram his salary through November 7, 2006. A copy of the letter agreement is attached as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

     On November 4, 2005, Active Power appointed Jim Clishem as its President and Chief Operating Officer. Mr. Clishem previously served as Active Power's Vice President of Marketing and Business Development. Joseph F. Pinkerton, III will continue to serve as Chairman of the Board and as Active Power's Chief Executive Officer and will continue to be Active Power's principal executive officer.

     Mr. Clishem has served as Active Power's Vice President of Marketing and Business Development since May 2005. From August 2004 to May 2005, Mr. Clishem served as Vice President of Business Development for Peregrine Systems, a private enterprise software company where he focused primarily on global alliances. From October 1999 to January 2004, Mr. Clishem served as Chief Executive Officer of Xodiax, a managed IT services business that he founded. Mr. Clishem remained the Chairman of Xodiax until July 2004. From August 1995 to September 1999, Mr. Clishem served as Vice President of Data Services for Broadwing Communications, LLC, and other entities later acquired by Broadwing. Mr. Clishem holds a BSEE and MSEE from the University of Louisville and an executive MBA from Southern Methodist University.

     In connection with Mr. Clishem's promotion, we entered into a letter agreement with Mr. Clishem, a copy of which is attached as Exhibit 99.2 hereto and incorporated herein by reference, which sets forth the following terms of Mr. Clishem's employment:

     o    Annualized salary of $250,000;

     o An MBO bonus target that represents up to 100% of the annualized salary;

     o    300,000 option shares to vest over 4 years of employment;

     o 50,000 shares of common stock upon acceptance of this offer for a purchase price of $0.001 per share, for an aggregate payment of $50. The shares will be subject to a lock-up agreement prohibiting their sale or transfer for a period of one year after issuance. Active Power will have the right to repurchase these shares for $0.001 per share for a period of one year from the date of the agreement in the event of Mr. Clishem terminating his employment or his employment is terminated by Active Power for cause. This repurchase right will lapse upon the consummation of a change of control (as defined in the agreement) of Active Power.

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     o    50,000 shares of common stock upon acceptance of this offer for a purchase price of $0.001 per share, for an aggregate payment of $50. The shares will be subject to a lock-up agreement prohibiting their sale or transfer for a period of one year after issuance. Active Power will have the right to repurchase these shares for $0.001 per share for a period of one year from the date of the agreement if (i) Mr. Clishem terminates his employment or such employment is terminated by Active Power for cause or (ii) Mr. Clishem fails to meet certain company objectives which shall be determined and agreed on by Mr. Clishem, Active Power's Compensation Committee and Joe Pinkerton for 2006. This repurchase right will lapse upon the consummation of a change of control (as defined in the agreement) of Active Power.

ITEM 7.01   REGULATION FD DISCLOSURE.

     On November 8, 2005, the Company issued a press release announcing our promotion of Mr. Clishem, which is attached hereto as Exhibit 99.3. This exhibit is furnished, not filed, pursuant to Regulation FD.

ITEM 9.01.  EXHIBITS AND FINANCIAL STATEMENTS.

(c)  EXHIBITS

     Exhibit 99.1 Letter Agreement dated November 7, 2005 by and between Registrant and Jim Clishem

     Exhibit 99.2 Letter Agreement dated November 7, 2005 by and between Registrant and Sriram Sivaram.

     Exhibit 99.3      Press Release dated November 8, 2005

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                ACTIVE POWER, INC.


Dated: November 8, 2005                         By:  /s/ Joseph F. Pinkerton III
                                                     ---------------------------
                                                     Joseph F. Pinkerton III
                                                     Chairman of the Board and
                                                     Chief Executive Officer